UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: November 14, 2005

Commission file number 1-8198
HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State of incorporation)	(IRS Employer Identification Number)

2700 Sanders Road, Prospect Heights, Illinois	60070
(Address of principal executive offices)	(Zip Code)
(847) 564-5000
Registrant’s telephone number, including area code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Financial supplement pertaining to the financial results of HSBC Finance Corporation and HSBC USA Inc. for the quarter and nine months ended September 30, 2005. The information included in the financial supplement with respect to HSBC Finance Corporation and HSBC USA Inc. on a combined basis is presented on an International Financial Reporting Standards (“IFRS”) basis. The information included in the financial supplement with respect to HSBC Finance Corporation is presented on a management basis and an IFRS management basis. IFRS basis is a non-GAAP financial measure that represents U.S. GAAP as adjusted in accordance with IFRS. Management basis is a non-GAAP financial measure derived from U.S. GAAP reported results that eliminates, among other things, mortgage and private label receivable transfers to HSBC Bank USA, N.A., an affiliate of HSBC Finance Corporation, and related intercompany activities, as well as the intercompany fees paid to HSBC Bank USA, N.A. as the originating lender for HSBC Finance Corporation’s income tax refund anticipation loan program, and assumes that securitized receivables have not been sold and remain on our balance sheet. IFRS management basis is a non-GAAP financial measure that represents management basis as adjusted in accordance with IFRS.
This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

No.	Exhibit
99	Financial supplement.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION (Registrant)
By:	/s/ Patrick D. Schwartz
Patrick D. Schwartz
Vice President-Deputy General Counsel-Corporate

Dated: November 14, 2005